UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2022, Keith Goldan informed Optinose, Inc. (the "Company) of his resignation as the Company’s Chief Financial Officer to accept a Chief Financial Officer role at another publicly-traded company, which resignation will become effective on June 10, 2022.

On June 2, 2022, the Company appointed Michele Janis, the Company's current Vice President of Finance, to serve as the Company's Acting Chief Financial Officer (and principal financial officer) and appointed Anthony Krick, the Company's current Vice President, Controller, to serve as the Company's Chief Accounting Officer (and principal accounting officer), such appointments to be effective as of June 10, 2022.

Ms. Janis, age 51, joined Optinose in 2011 as Vice President of Finance, and has served as a member of the Company’s leadership team since joining Optinose. Ms. Janis has been responsible for overseeing all the company’s financial functions including accounting, audit, tax, treasury, FP&A and long-range financial planning.
Ms. Janis has over 25 years of accounting and financial management expertise in a variety of industries including life sciences, healthcare, software, and manufacturing. Ms. Janis previously held the role of Director of Business Analysis and Planning at Take Care Health Systems, a Walgreens healthcare services company. Earlier in her career, Ms. Janis also served as CFO/Controller to several pharmaceutical and technology-based early-stage companies, Divisional CFO for Creative Labs’ OEM Division and Corporate Controller for Land O’Lakes.

Mr. Krick, age 41, joined Optinose in November 2021 as Vice President, Controller. Prior to joining Optinose, Mr. Krick served as the Corporate Controller of Verrica Pharmaceuticals from February 2020 to November 2021. Prior to joining Verrica, Mr. Krick served as Executive Director, Financial Planning & Analysis at Strongbridge Biopharma from May 2017 to Feburary 2020. Earlier in his career, Mr. Krick held a number of positions of increasing responsibility at GlaxoSmithKline, Endo Pharmaceuticals and Ernst & Young, LLP.

There are no arrangements or understandings between Ms. Janis or Mr. Krick and any other person pursuant to which Ms. Janis or Mr. Krick were appointed as officers. There are no relationships or transactions in which Ms. Janis or Mr. Krick have or will have an interest, or were or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Janis and Mr. Krick will be covered by the Company’s directors’ and officers’ insurance policy. The Company intends to enter into agreements with Ms. Janis and Mr. Krick in connection with their above referenced appointments, however, the terms of such agreements are not presently available. The Company will file an amendment to this Form 8-K containing the information required by Item 5.02(c)(3) of Form 8-K within four business days of such information becoming available.

Item 7.01 Regulation FD Disclosure.

On June 3, 2022, the Company issued a press release announcing the resignation of the Company’s Chief Financial Officer and appointment of the Company's Acting Chief Financial Officer and Chief Accounting Officer. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

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The information included in Item 7.01 (including Exhibit 99.1) of this Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any Company filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release, dated June 3, 2022, issued by Optinose, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: June 3, 2022